SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 16th day of May, 2008

AMONG:
CHINA WIND ENERGY INC.,
a Nevada corporation, of No.2 Haibin Road, Binxi Developing Area, Heilongjiang Province, People’s Republic of China (“Pubco”)

AND:
POWER PROFIT TECHNOLOGY DEVELOPMENT LIMITED,
a Hong Kong corporation, of Room 2302, 23/F., 99 Hennessy Road,
Wanchai, Hong Kong, People’s Republic of China

(“Priveco”)

AND:
WAN YI TSE,
of Room 2302, 23/F., 99 Hennessy Road, Wanchai, Hong Kong, People’s Republic of China

(the “Selling Shareholder”)

WHEREAS:

A. The Selling Shareholder is the registered and beneficial owner of the sole issued and outstanding common share in the capital of Priveco;

B. Priveco is the holder of 72,660,000 common shares in the registered share capital of Harbin Sanye Wind Energy Technology Co., Ltd., a company incorporated and subsisting under the laws of the People’s Republic of China. The 72,660,000 shares represent 82.14% of the registered share capital of Harbin Sanye Wind Energy Technology Co., Ltd.

C. Pubco has agreed to issue 15,000,000 fully paid and non-assessable common shares in the capital of Pubco as of the Closing Date, as defined herein, to the Selling Shareholder as consideration for the purchase by Pubco of the sole issued and outstanding common share in the capital of Priveco held by the Selling Shareholder; and

D. Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholder has agreed to sell the sole issued and outstanding common share in the capital of Priveco held by the Selling Shareholder to Pubco in exchange for 15,000,000 fully paid and non-assessable common shares in the capital of Pubco.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	DEFINITIONS

1.1	Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)	“Closing” shall mean the completion of the Transaction, in accordance with Section 7 of this Agreement, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)	“Closing Date” shall mean a date mutually agreed upon by the parties to this Agreement in writing and in accordance with Section 10.6 hereto following the satisfaction or waiver by Pubco and Priveco of the conditions precedent set out in Sections 5.1 and 5.2 hereto, respectively, provided that such date shall be no later than six (6) weeks after execution of this Agreement by both parties.

(d)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(e)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(f)	“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(g)	“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(h)	“Priveco Share” shall mean the one (1) common share of Priveco held by the Selling Shareholder, being all of the issued and outstanding common shares of Priveco beneficially held, either directly or indirectly, by the Selling Shareholder;

(i)	“Pubco Shares” shall mean the 15,000,000 fully paid and non-assessable common shares of Pubco, to be issued to the Selling Shareholder by Pubco on the Closing Date;

(j)	“SEC” shall mean the United States Securities and Exchange Commission;

(k)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;

(l)	“Taxes” shall include international, federal, state, provincial and local income taxes; capital gains taxes; value-added taxes; franchise, personal property and real property taxes; levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(m)	“Transaction” shall mean the purchase of the Priveco Share by Pubco from the Selling Shareholder in consideration for the issuance of the Pubco Shares.

1.2 Schedules.  The following schedules are attached to and form part of this Agreement:

Schedule 1	–	Certificate of Non-U.S. Shareholder
Schedule 2	–	Directors and Officers of Priveco
Schedule 3	–	Directors and Officers of Pubco

1.3 Currency. All references to currency in this Agreement are to United States Dollars (US$), unless expressly stated otherwise.

 2.       THE OFFER, PURCHASE AND SALE OF SHARES

2.1 Offer, Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholder hereby covenants and agrees to sell, assign and transfer to Pubco, and Pubco hereby covenants and agrees to purchase from the Selling Shareholder, the Priveco Share held by the Selling Shareholder.

2.2 Consideration. As consideration for the sale of the Priveco Share by the Selling Shareholder to Pubco, Pubco agrees to allot and issue the Pubco Shares to the Selling Shareholder (or its designee(s)). The Selling Shareholder acknowledges and agrees that the Pubco Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Selling Shareholder (or its designee(s)) agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Pubco Shares issued at the Closing shall be endorsed the following legend, or one substantially similar, pursuant to the Securities Act in order to reflect the fact that the Pubco Shares will be issued to the Selling Shareholder pursuant to an exemption from the registration requirements of the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3 Share Exchange Procedure. The Selling Shareholder may exchange the certificate representing the Priveco Share by delivering such certificate to Pubco duly executed and endorsed in blank (or accompanied by duly executed stock powers endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Pubco Shares to the holder(s) thereof, together with a Certificate of Non-U.S. Shareholder (the “Regulation S Certificate”), a copy of which is set out in Schedule 1 to this Agreement;

2.4 Closing Date. The Closing shall take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.5 Restricted Shares. The Selling Shareholder acknowledges that the Pubco Shares issued pursuant to the terms and conditions set forth in this Agreement shall have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.6 Exemptions. The Selling Shareholder acknowledges that Pubco has advised such Selling Shareholder that Pubco is relying upon the representations and warranties of the Selling Shareholder set out in Schedule 1 to this Agreement to issue the Pubco Shares under an exemption from the prospectus and registration requirements of the Securities Act and, as a consequence, certain protections, rights and remedies provided by the Securities Act, including statutory rights of rescission or damages, shall not be available to the Selling Shareholder.

3. REPRESENTATIONS AND WARRANTIES OF PRIVECO

As of the Closing, Priveco and the Selling Shareholder, jointly and severally, represent and warrant to Pubco, and acknowledge that Pubco is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

3.1 Organization and Good Standing. Priveco is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Priveco is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Priveco taken as a whole.

3.2 Authority. Priveco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Priveco Documents”) to be signed by Priveco and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Priveco Documents by Priveco and the consummation of the transactions contemplated by this Agreement have been duly authorized by Priveco’s board of directors. No other corporate or shareholder proceeding on the part of Priveco is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Priveco Documents when executed and delivered by Priveco as contemplated by this Agreement shall be, duly executed and delivered by Priveco and this Agreement is, and the other Priveco Documents when executed and delivered by Priveco as contemplated hereby shall be, valid and binding obligations of Priveco enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3 Capitalization of Priveco. The entire authorized capital stock and other equity securities of Priveco consists of 10,000 common shares (the “Priveco Common Stock”). As of the date of this Agreement, there is one (1) share of Priveco Common Stock issued and outstanding. The one (1) issued and outstanding share of Priveco Common Stock has been duly authorized, is validly issued, was not issued in violation of any pre-emptive rights and is fully paid and non-assessable, is not subject to pre-emptive rights and is issued in full compliance with the laws of Hong Kong and Priveco’s Articles of Incorporation and Bylaws. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Priveco to issue any additional common shares of Priveco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any shares of Priveco Common Stock. There are no agreements purporting to restrict the transfer of the Priveco Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Priveco Common Stock.

3.4 Shareholders of Priveco Common Stock. As of the Closing Date, WAN YI TSE shall be the only shareholder of Priveco Common Stock.

3.5 Directors and Officers of Priveco. The duly elected or appointed directors and the duly appointed officers of Priveco are as set out in Schedule 2 to this Agreement.

3.6 Corporate Records of Priveco. The corporate records of Priveco, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Priveco.

3.7 Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the Transaction, shall:

(a)	conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco or any of its subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the Constitution, Articles of Incorporation or any other constating documents of Priveco, any of its subsidiaries or any applicable laws; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Priveco, any of its subsidiaries or any of their respective material property or assets.

3.8 Actions and Proceedings. To the best knowledge of Priveco, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding, pending, threatened against or affecting Priveco or which involves any of the business, properties or assets of Priveco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Priveco taken as a whole (a “Priveco Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Priveco Material Adverse Effect.

3.9	Compliance.

	(a)	To the best knowledge of Priveco, Priveco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Priveco;

	(b)	To the best knowledge of Priveco, Priveco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Priveco Material Adverse Effect;

	(c)	Priveco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Priveco, threatened, and none of them shall be adversely affected by the consummation of the Transaction; and

(d)	Priveco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Priveco has not received any notice of any violation thereof, nor is Priveco aware of any valid basis therefore.

3.10 Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Priveco of the Transaction contemplated by this Agreement or to enable Pubco to continue to conduct Priveco’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11 Financial Representations. The consolidated audited balance sheets for Priveco for its last two fiscal years, including operations of Harbin Sanye Wind Energy Technology Co., Ltd., plus any consolidated unaudited balance sheets for Priveco dated on or before May 12, 2008 (the “Priveco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal years and interim period then ended (collectively, the “Priveco Financial Statements”) to be supplied within sixty five ( ) days following the Closing Date:

(a)	shall be in accordance with the books and records of Priveco;

(b)	shall present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and

(c)	shall have been prepared in accordance with GAAP.

Priveco has not received any advice or notification from its independent certified public accountants that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Priveco Financial Statements or the books and records of Priveco, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Priveco. Priveco has not engaged in any transaction, maintained any bank account, or used any funds of Priveco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Priveco.

3.12 Absence of Undisclosed Liabilities. Priveco does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $5,000, which:

(a)	are not set forth in the Priveco Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Pubco; or

(c)	have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Priveco Financial Statements.

3.13	Tax Matters.

	(a)	As of the date of this Agreement:

(i) Priveco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Priveco, and

(ii) all such returns are true and correct in all material respects;

	(b)	Priveco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Priveco Material Adverse Effect;

	(c)	Priveco is not presently under or has not received notice of, any contemplated investigation or audit by regulatory or governmental agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

	(d)	all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

	(e)	to the best knowledge of Priveco, the Priveco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Priveco for the accounting period ended on the Priveco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Priveco Accounting Date or for any profit earned by Priveco on or prior to the Priveco Accounting Date or for which Priveco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Priveco Financial Statements.

3.14   Absence of Changes. Since the Priveco Accounting Date, Priveco has not:

(a)	incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or shall cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)	made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)	declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)	received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $12,000;

(j)	other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

3.15   Absence of Certain Changes or Events. Since the Priveco Accounting Date, there has not been:

(a)	a Priveco Material Adverse Effect; or

(b)	any material change by Priveco in its accounting methods, principles or practices.

3.16    Subsidiaries. Priveco owns 82.14% of Harbin Sanye Wind Energy Technology Co., Ltd. Harbin Sanye Wind Energy Technology Co., Ltd. is Priveco’s majority owned subsidiary.

3.17    Personal Property. Priveco possesses, and has good and marketable title of all property necessary for the continued operation of the business of Priveco as presently conducted and as represented to Pubco. All such property is used in the business of Priveco. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco is owned by Priveco free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

3.18	Intellectual Property

	(a)	Intellectual Property Assets. Priveco owns or holds an interest in all intellectual property assets necessary for the operation of the business of Priveco as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

		(i)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

		(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

		(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

		(iv)	all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Priveco as licensee or licensor (collectively, the “Trade Secrets”).

	(b)	Intellectual Property and Know-How Necessary for the Business. Priveco is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. All former and current employees and contractors of Priveco have executed written contracts, agreements or other undertakings with Priveco that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Priveco. No employee, director, officer or shareholder of Priveco owns directly or indirectly in whole or in part, any Intellectual Property Asset which Priveco is presently using or which is necessary for the conduct of its business. To the best knowledge of Priveco, no employee or contractor of Priveco has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Priveco.

	(c)	Patents. Priveco does not hold any right, title or interest in and to any Patent and Priveco has not filed any patent application with any third party. To the best knowledge of Priveco, none of the products manufactured and sold nor any process or know-how used by Priveco infringes or is alleged to infringe any patent or other proprietary night of any other person or entity.

(d)	Trademarks. Priveco does not hold any right, title or interest in and to any Mark and Priveco has not registered or filed any application to register any Mark with any third party. To the best knowledge of Priveco, none of the Marks, if any, used by Priveco infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(e)	Trade Secrets. Priveco has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. Priveco has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Priveco, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Priveco. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.19 Insurance. The products sold by and the assets owned by Priveco are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Priveco, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

3.20 Employees and Consultants. All employees and consultants of Priveco have been paid all salaries, wages, income and any other sum due and owing to them by Priveco, as at the end of the most recent completed pay period. Priveco is not aware of any labor conflict with any employees that might reasonably be expected to have a Priveco Material Adverse Effect. To the best knowledge of Priveco, no employee of Priveco is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Priveco or any other nature of the business conducted or to be conducted by Priveco.

3.21 Real Property. Priveco does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco is a party or is bound, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Priveco pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Priveco has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.22 Certain Transactions. Priveco is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.23 No Brokers. Priveco has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.24 Completeness of Disclosure. No representation or warranty by Priveco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Pubco pursuant hereto contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4. REPRESENTATIONS AND WARRANTIES OF PUBCO

As of the Closing, Pubco represents and warrants to Priveco and the Selling Shareholder and acknowledges that Priveco and the Selling Shareholder are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Selling Shareholder, as follows:

4.1 Organization and Good Standing. Pubco is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Pubco is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Pubco.

4.2 Authority. Pubco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Pubco Documents by Pubco and the consummation by Pubco of the transactions contemplated by this Agreement have been duly authorized by its board of directors and no other corporate or shareholder proceeding on the part of Pubco is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco as contemplated by this Agreement shall be, duly executed and delivered by Pubco and this Agreement is, and the other Pubco Documents when executed and delivered by Pubco, as contemplated hereby shall be, valid and binding obligations of Pubco enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3 Capitalization of Pubco. The entire authorized capital stock and other equity securities of Pubco consists of 400,000,000 shares of common stock with a par value of $0.0001 (the “Pubco Common Stock”). As of the date of this Agreement, there are 36,887,250 shares of Pubco Common Stock issued and outstanding. All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. There are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Pubco Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Pubco Common Stock.

4.4 Directors and Officers of Pubco. The duly elected or appointed directors and the duly appointed officers of Pubco are set out in Schedule 3 to this Agreement.

4.5 Corporate Records of Pubco. The corporate records of Pubco, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute book of Pubco is, in all material respects, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco.

4.6 Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, shall:

(a)	conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Pubco; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pubco or any of its material property or assets.

4.7 Validity of Pubco Common Stock Issuable upon the Transaction. The Pubco Shares to be issued to the Selling Shareholder upon consummation of the Transaction in accordance with this Agreement shall, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and non-assessable.

4.8 Actions and Proceedings. To the best knowledge of Pubco, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Pubco, threatened against Pubco which involves any of the business, properties or assets of Pubco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Pubco taken as a whole (a “Pubco Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Pubco Material Adverse Effect.

4.9	Compliance.

	(a)	To the best knowledge of Pubco, Pubco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Pubco;

	(b)	To the best knowledge of Pubco, Pubco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Pubco Material Adverse Effect;

	(c)	Pubco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pubco, threatened, and none of them shall be affected in a material adverse manner by the consummation of the Transaction; and

	(d)	Pubco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Pubco has not received any notice of any violation thereof, nor is Pubco aware of any valid basis therefore.

4.10 Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Pubco of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.11 SEC Filings. Pubco has furnished or made available to Priveco and the Selling Shareholder a true and complete copy of each report, schedule, registration statement and proxy statement filed by Pubco with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Pubco SEC Documents”). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act or the xchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents. The Pubco SEC Documents constitute all of the documents and reports that Pubco was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

4.12 Financial Representations. Included with the Pubco SEC Documents are true, correct, and complete copies of audited balance sheets for Pubco dated as of October 31, 2007 and unaudited balance sheets for Pubco dated as of January 31, 2008 (the “Pubco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Pubco Financial Statements”). The Pubco Financial Statements:

(a)	are in accordance with the books and records of Pubco;

(b)	present fairly the financial condition of Pubco as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

Pubco has not received any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Pubco Financial Statements or the books and records of Pubco, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Pubco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Pubco. Pubco has not engaged in any transaction, maintained any bank account, or used any funds of Pubco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Pubco.

4.13 Absence of Undisclosed Liabilities. Pubco has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Pubco Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or

(c)	have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Pubco Financial Statements.

4.14	Tax Matters.

	(a)	Pubco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

	(b)	Pubco is not presently under and has not received notice of, any contemplated investigation or audit by the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

4.15. Absence of Changes. Since the Pubco Accounting Date, except as disclosed in the Pubco SEC Documents and except as contemplated in this Agreement, Pubco has not:

(a)	incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or shall cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Pubco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)	made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)	declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)	received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $500;

(j)	other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.16 Absence of Certain Changes or Events. Since the Pubco Accounting Date, except as and to the extent disclosed in the Pubco SEC Documents, there has not been:

(a)	a Pubco Material Adverse Effect; or

(b)	any material change by Pubco in its accounting methods, principles or practices.

4.17 Subsidiaries. Pubco has two wholly owned subsidiaries as disclosed in the Pubco SEC Documents: Harbin XingYe Wind Energy Technology Limited and China Wind Energy Ltd.

4.18 Personal Property. There is no material equipment, furniture, fixture or other tangible personal property or assets owned or leased by Pubco, except as disclosed in the Pubco SEC Documents.

4.19 Employees and Consultants. Pubco does not have any employees or consultants, except as disclosed in the Pubco SEC Documents.

4.20 Material Contracts and Transactions. Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party except as disclosed in writing to Priveco or as disclosed in the Pubco SEC Documents.

4.21 No Brokers. Pubco has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.22 Internal Accounting Controls. Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Pubco’s certifying officers have evaluated the effectiveness of Pubco’s controls and procedures as of end of the filing period prior to the filing date of the Form 10-Q for the quarter ended January 31, 2008 (the “Evaluation Date”). Pubco presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in Pubco’s internal controls or, to Pubco’s knowledge, in other factors that could significantly affect Pubco’s internal controls.

4.23 Listing and Maintenance Requirements. Pubco is currently quoted on the OTC Bulletin Board and has not, in the twelve (12) months preceding the date of this Agreement, received any notice from the OTC Bulletin Board or FINRA or any trading market on which Pubco’s common stock is or has been listed or quoted to the effect that Pubco is not in compliance with the quoting, listing or maintenance requirements of the OTC Bulletin Board or such other trading market.

4.24 Application of Takeover Protections. Pubco and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Pubco’s certificate or articles of incorporation (or similar charter document) or the laws of its state of incorporation that is or could become applicable to Pubco as a result of the transactions under this Agreement or the exercise of any rights pursuant to this Agreement.

4.25 No SEC or FINRA Inquiries. Neither the Pubco nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or FINRA. Pubco currently does not have any outstanding comment letters or other correspondence from the SEC or FINRA.

4.26 No Liabilities. At the Closing, Pubco shall have no direct, indirect or contingent liabilities outstanding that exceed $1,000 other than those disclosed in the Pubco SEC Documents

4.27 Completeness of Disclosure. No representation or warranty by Pubco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.	CLOSING CONDITIONS

5.1  Conditions Precedent to Closing by Pubco. The obligation of Pubco to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties to this Agreement in writing and in accordance with Section 10.6 hereto. The Closing of the Transaction contemplated by this Agreement shall be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Pubco and may be waived by Pubco in its sole discretion.

(a)	Representations and Warranties. The representations and warranties of Priveco and the Selling Shareholder set forth in this Agreement shall be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Priveco shall have delivered to Pubco a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Priveco in this Agreement are true and correct.

(b)	Performance. All of the covenants and obligations that Priveco and the Selling Shareholder are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

(c)	Transaction Documents. This Agreement, the Priveco Documents, and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pubco, shall have been executed and delivered to Pubco.

(d)	Secretary’s Certificate – Priveco. Pubco shall have received a certificate from the Secretary of Priveco attaching:

(i)	a copy of Priveco’s Constitution, Articles of Association and all other incorporation documents, as amended as of the Closing Date; and

(ii)	copies of resolutions duly adopted by the board of directors of Priveco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	Third Party Consents. Pubco shall have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Pubco.

(f)	No Material Adverse Change. No Priveco Material Adverse Effect shall have occurred since the date of this Agreement.

(g)	No Action. No suit, action, or proceeding shall be pending or threatened which would:

	(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

	(ii)	cause the Transaction to be rescinded following consummation.

(h)	Outstanding Shares. Priveco shall have no more than one (1) share of Priveco Common Stock issued and outstanding on the Closing Date.

(i)	Due Diligence Generally. Pubco and its solicitors shall be reasonably satisfied with their due diligence investigation of Priveco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

	(i)	materials, documents and information in the possession and control of Priveco and the Selling Shareholder which are reasonably germane to the Transaction;

	(ii)	a physical inspection of the assets of Priveco by Pubco or its representatives; and

	(iii)	title to the material assets of Priveco.

(j)	Compliance with Securities Laws. Pubco shall have received evidence satisfactory to Pubco that the Pubco Shares issuable in the Transaction shall be issuable:

	(i)	without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act provided by Regulation S; and

	(ii)	in reliance upon an exemption from the prospectus and registration requirements of the Securities Act.

In order to establish the availability of the safe harbor from the registration requirements of the Securities Act and the prospectus and registration requirements of the Securities Act for the issuance of Pubco Shares to the Selling Shareholder, Priveco shall deliver to Pubco at the Closing a Regulation S Certificate duly executed by the Selling Shareholder.

5.2 Conditions Precedent to Closing by Priveco. The obligation of Priveco and the Selling Shareholder to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties to this Agreement in writing and in accordance with Section 10.6 hereto. The Closing of the Transaction shall be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Priveco and the Selling Shareholder and may be waived by Priveco and the Selling Shareholder in their discretion.

(a)	Representations and Warranties. The representations and warranties of Pubco set forth in this Agreement shall be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Pubco shall have delivered to Priveco a certificate dated the Closing Date, to the effect that the representations and warranties made by Pubco in this Agreement are true and correct.

(b)	Performance. All of the covenants and obligations that Pubco are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects. Pubco shall have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)	Transaction Documents. This Agreement, the Pubco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Priveco, shall have been executed and delivered by Pubco.

(d)	Secretary’s Certificate - Pubco. Priveco shall have received a certificate from the Secretary of Pubco attaching:

(i) a copy of Pubco’s Articles of Incorporation and Bylaws, as amended as of Closing Date; and

(ii) copies of resolutions duly adopted by the board of directors of Pubco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	Third Party Consents. Priveco shall have received from Pubco duly executed copies of all third-party consents, permits, authorisations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity contemplated by this Agreement, in form and substance reasonably satisfactory to Priveco.

(f)	No Material Adverse Change. No Pubco Material Adverse Effect shall have occurred since the date of this Agreement.

(g)	No Action. No suit, action, or proceeding shall be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i) prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii) cause the Transaction to be rescinded following consummation.

(h)	Outstanding Shares. On the Closing Date, Pubco shall have no more than 55,000,000 common shares issued and outstanding in the capital of Pubco after giving effect to issuance of the Pubco Shares and the share cancellations described in this Agreement.

(i)	Public Market. On the Closing Date, the shares of Pubco Common Stock shall be quoted on FINRA’s OTC Bulletin Board.

6. ADDITIONAL COVENANTS OF THE PARTIES

6.1 Notification of Financial Liabilities. Priveco shall immediately notify Pubco in accordance with Section 10.6 of this Agreement if Priveco receives any advice or notification from its independent certified public accounts that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Priveco, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant shall survive the Closing and continue in full force and effect.

6.2 Access and Investigation. Between the date of this Agreement and the Closing Date, Priveco and Pubco shall, and shall cause, each of their respective representatives to:

(a)	afford the other party and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)	furnish the other party and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other party and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives shall be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party shall instruct its auditors to cooperate with the other party and its representatives in connection with such investigations.

6.3 Confidentiality. All information regarding the business of Priveco including, without limitation, financial information that Priveco provides to Pubco during Pubco’s due diligence investigation of Priveco shall be kept in strict confidence by Pubco and shall not be used (except in connection with the due diligence investigation), dealt with, exploited or commercialized by Pubco or disclosed to any third party (other than Pubco’s professional accounting and legal advisors) without the prior written consent of Priveco. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Priveco, Pubco shall immediately return to Priveco (or another party, as directed by Priveco) any information received regarding Priveco’s business. Likewise, all information regarding the business of Pubco including, without limitation, financial information that Pubco provides to Priveco during its due diligence investigation of Pubco shall be kept in strict confidence by Priveco and shall not be used (except in connection with the due diligence investigation), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco’s professional accounting and legal advisors) without Pubco’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Pubco, Priveco will immediately return to Pubco (or another party, as directed by Pubco) any information received regarding Pubco’s business.

6.4 Notification. Between the date of this Agreement and the Closing Date, each of party to this Agreement shall promptly notify the other parties hereto in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement relating to such party, such party shall promptly deliver to the other parties a supplement to the Schedules hereto specifying such change. During the same period, each party shall promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.5 Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Priveco and Pubco shall not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco or Pubco, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.6 Conduct of Priveco and Pubco Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Pubco otherwise consents in writing, Priveco shall operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Priveco otherwise consents in writing, Pubco shall operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.7 Certain Acts Prohibited – Priveco. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Priveco shall not, without the prior written consent of Pubco:

(a)	amend its Bylaws, Articles of Incorporation or other incorporation documents;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco except in the ordinary course of business;

(c)	dispose of or contract to dispose of any Priveco property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)	issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Priveco Common Stock, or any rights, warrants or options to acquire any such shares, voting securities or convertible securities;

(e)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Priveco Common Stock;

(f)	split, combine or reclassify any Priveco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Priveco Common Stock; or

(g)	materially increase the benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.8 Certain Acts Prohibited - Pubco. Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Pubco shall not, without the prior written consent of Priveco:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Pubco except in the ordinary course of business consistent with past practice;

(b)	dispose of or contract to dispose of any Pubco property or assets except in the ordinary course of business consistent with past practice;

(c)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Pubco Common Stock; or

(d)	materially increase benefits or compensation expenses of Pubco, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

6.9 Public Announcements. Pubco and Priveco each agree not to release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon advice of counsel to comply with applicable laws or regulatory requirements.

6.10 Employment Agreements. Between the date of this Agreement and the Closing Date, Priveco shall have made necessary arrangements to employ all of the hourly and salaried employees of Priveco reasonably necessary to operate such business substantially as presently operated. Priveco agrees to provide copies of all such agreements and arrangements that evidence such employment at or prior to Closing.

6.11 Pubco Board of Directors and Executive Officers. The current directors of Pubco shall adopt resolutions appointing Shouquan Sun as Pubco’s President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and a director, and shall accept the resignation of Jian Ren from his directorship and all officer positions of Pubco, which appointments and resignations shall be effective on Closing.

7. CLOSING

7.1 Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2 Closing Deliveries of Priveco and the Selling Shareholder. At Closing, Priveco and the Selling Shareholder shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco evidencing approval of this Agreement and the Transaction;

(b)	if the Selling Shareholder appoints any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from the Selling Shareholder;

(c)	a share certificate representing the Priveco Share as required by Section 2.3 of this Agreement;

(d)	all certificates and other documents required by Sections 2.3 and 5.1 of this Agreement;

(e)	a certificate of an officer of Priveco, dated as of Closing, certifying that:

(i) each covenant and obligation of Priveco has been complied with; and

(ii) each representation, warranty and covenant of Priveco is true and correct at the Closing as if made on and as of the Closing;

(f)	the Priveco Documents, and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction;

(g)	copies of all agreements and arrangements required by Section 6.10 of this Agreement.

7.3 Closing Deliveries of Pubco. At Closing, Pubco shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transaction;

(b)	a certificate of an officer of Pubco, dated as of Closing, certifying that:

(i) each covenant and obligation of Pubco has been complied with; and

(ii) each representation, warranty and covenant of Pubco is true and correct at the Closing as if made on and as of the Closing; and

(c)	the resolutions required to effect the changes contemplated in Sections 6.11 of this Agreement.

7.4 Post Closing Deliveries of Pubco. Up receipt of the Priveco Financial Statements referenced in Section 3.11 of this Agreement, Pubco shall deliver or cause to be delivered the share certificates representing the Pubco Shares.

8.  TERMINATION AND RESCISSION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Pubco and Priveco;

(b)	Pubco, if there has been a material breach by Priveco or the Selling Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco or the Selling Shareholder that is not cured, to the reasonable satisfaction of Pubco, within ten (10) business days after notice of such breach is given by Pubco (except that no cure period will be provided for a breach by Priveco or the Selling Shareholder that by its nature cannot be cured);

(c)	Priveco, if there has been a material breach by Pubco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco that is not cured by the breaching party, to the reasonable satisfaction of Priveco, within ten (10) business days after notice of such breach is given by Priveco (except that no cure period will be provided for a breach by Pubco that by its nature cannot be cured);

(d)	Pubco or Priveco, if the Transaction contemplated by this Agreement has not been consummated prior to six (6) weeks after the execution of this Agreement, unless the parties hereto agree to extend such date in writing; or

(e)	Pubco or Priveco, if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1 hereto, this Agreement shall be of no further force or effect, provided, however, that termination of this Agreement shall not relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligation hereunder.

8.3 Rescission. In the event that Priveco does not deliver the Priveco Financial Statements to Pubco within sixty five (65) days of the execution of this Agreement, Pubco shall have the option to rescind this Agreement by delivering notice of rescission to Priveco and the Selling Shareholder. Upon the issuance of such notice, this Agreement shall be rescinded and shall be of no further force or effect. Additionally Pubco, Priveco and the Selling Shareholder shall do all things necessary to return Pubco, Priveco and the Selling Shareholder to such state as if the Agreement had not been entered into, including, but not limited to, the return of the share certificate representing the Priveco Share back to the Selling Shareholder.

9. INDEMNIFICATION, REMEDIES, SURVIVAL

9.1 Certain Definitions. For the purposes of this Section 9 of this Agreement, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys’, accountants’ and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Pubco or Priveco including damages for lost profits or lost business opportunities.

9.2 Agreement of Priveco to Indemnify. Priveco shall indemnify, defend and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	the breach by Priveco of any representation or warranty of Priveco contained in or made pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)	the breach or partial breach by Priveco of any covenant or agreement of Priveco made in or pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3 Agreement of the Selling Shareholder to Indemnify. The Selling Shareholder shall indemnify, defend, and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by the Selling Shareholder of Section 2.2 of this Agreement; or

(b)	any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholder contained in or made pursuant to the Regulation S Certificate executed by the Selling Shareholder as part of the share exchange procedure detailed in Section 2.3 of this Agreement.

9.4 Agreement of Pubco to Indemnify. Pubco shall indemnify, defend and hold harmless, to the full extent of the law, Priveco and the Selling Shareholder from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Priveco and the Selling Shareholder by reason of, resulting from, based upon or arising out of:

(a)	the breach by Pubco of any representation or warranty of Pubco contained in or made pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)	the breach or partial breach by Pubco of any covenant or agreement of Pubco made in or pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement.

10. MISCELLANEOUS PROVISIONS

10.1 Effectiveness of Representations; Survival. Each party to this Agreement is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representations, warranties and agreements shall be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements shall survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

10.2 Further Assurances. Each party to this Agreement shall co-operate with the other parties hereto and shall execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4 Expenses. Pubco shall bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that Pubco and Priveco shall bear their respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

10.5 Entire Agreement. This Agreement, the Schedules hereto and the other documents in connection with the Transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6 Notices. All notices and other communications required or permitted under this Agreement must be in writing and shall be deemed given if faxed with electronic confirmation of delivery or sent by personal delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Priveco or the Selling Shareholder:

Power Profit Technology Development Limited
Room 2302, 23/F., 99 Hennessy Road, Wanchai,
Hong Kong, People’s Republic of China

Attention:	WAN YI TSE
If to Pubco:

China Wind Energy Inc.
No.2 Haibin Road, Binxi Developing Area, Heilongjiang Province,
People’s Republic of China

Telephone:	+86 451 87009618
Facsimile:	+86 451 87009618

With a copy (which will not constitute notice) to:

Bacchus Corporate and Securities Law
701 Fifth Avenue, Suite 4200
Seattle Washington, USA, 98104

Attention:	Penny Green
Telephone:	(206) 262-7310
Facsimile:	(206) 262-8001

All such notices and other communications shall be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

10.7 Headings. The headings contained in this Agreement are for convenience purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.8 Benefits. This Agreement is and shall only be construed for the benefit of or be enforceable by those persons who are parties to this Agreement.

10.9 Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.

10.11 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

10.12 Gender. All references to any party shall be read with such changes in number and gender as the context or reference requires.

10.13 Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the Province of British Columbia, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

10.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.15 Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution shall be effective for all purposes.

10.16 Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CHINA WIND ENERGY INC.

Per: /s/ Jian Ren
Authorized Signatory
Name: Jian Ren
Title: President

POWER PROFIT TECHNOLOGY DEVELOPMENT LIMITED

Per: /s/ Wan Yi Tse
Authorized Signatory
Name: WAN YI TSE
Title: Director

SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT AMONG CHINA WIND ENERGY INC., POWER PROFIT TECHNOLOGY DEVELOPMENT LIMITED AND THE SELLING SHAREHOLDER AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”) of CHINA WIND ENERGY INC., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated _____________, 2008 (the “Agreement”), among Pubco, POWER PROFIT TECHNOLOGY DEVELOPMENT LIMITED, a Hong Kong corporation (“Priveco”) and the shareholder of Priveco as set out in the Agreement (the “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

     1. the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

     2. none of the Pubco Shares have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws;

     3. the Selling Shareholder understands and agrees that offers and sales of any of the Pubco Shares prior to the expiration of a period of one (1) year after the date of original issuance of the Pubco Shares (the one (1) year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

     4. the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state and provincial securities laws;

     5. the Selling Shareholder is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

     6. the Selling Shareholder has not acquired the Pubco Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the Securities Act) in the United States in respect of the Pubco Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Pubco Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of the Pubco Shares pursuant to registration thereof under the Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

     7. the statutory and regulatory basis for the exemption claimed for the sale of the Pubco Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any applicable state and provincial securities laws;

     8. Pubco has not undertaken, and will have no obligation, to register any of the Pubco Shares under the Securities Act;

     9. Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

     10. the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

     11. the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

     12. the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

     13. the undersigned:

(a)	is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Shares;

(b)	the undersigned is acquiring the Pubco Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)	the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Shares; and

(d)	the acquisition of the Pubco Shares by the undersigned does not trigger:

	(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

	(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Pubco, acting reasonably;

     14. the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

     15. the undersigned is not aware of any advertisement of any of the Pubco Shares and is not acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     16. no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Pubco Shares;

(b)	that any person will refund the purchase price of any of the Pubco Shares;

(c)	as to the future price or value of any of the Pubco Shares; or

(d)	that any of the Pubco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

     17. none of the Pubco Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

     18. the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

     19. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

     20. the Pubco Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

     21. the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act;

     22. the undersigned understands and agrees that the Pubco Shares will bear the following legend (or a legend substantially similar):

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

    23. the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

 IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

________________________________	Date:_________________, 2008
Signature
________________________________ Print Name
________________________________ Title (if applicable)
________________________________ Address

SCHEDULE 2

TO THE SHARE EXCHANGE AGREEMENT AMONG CHINA WIND ENERGY INC., POWER PROFIT TECHNOLOGY DEVELOPMENT LIMITED AND THE SELLING SHAREHOLDER AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PRIVECO

Directors:
WAN YI TSE

Officers:
WAN YI TSE

SCHEDULE 3

TO THE SHARE EXCHANGE AGREEMENT AMONG CHINA WIND ENERGY INC., POWER PROFIT TECHNOLOGY DEVELOPMENT LIMITED AND THE SELLING SHAREHOLDER AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PUBCO

Directors:
Jian Ren
Xiya Sun
Huaiwen Zheng

Officers:
Name	Office
Jian Ren	President, Chief Executive Officer,
Chief Financial Officer, Chief Accounting
Officer, Treasurer and Secretary